Exhibit 10.9

PARTICIPATION AGREEMENT

        This Participation Agreement is made and entered into this _____ day of November 2007, but effective November 9, 2007, by and between W & T Offshore, Inc., hereinafter referred to as (“W&T”) and Ridgewood Energy Corporation, hereinafter referred to as (“Ridgewood”), and collectively referred to herein as the Parties.

WITNESSETH:

         WHEREAS, W&T is an owner of certain record title interests and holds contractual rights in and to certain Federal Oil and Gas Leases as fully described on Exhibit “A”, attached hereto and the lands covered thereby, hereinafter referred to as the “Leasehold Rights”, and

         WHEREAS, W&T and Merit Management Partners I, L.P., Merit Management Partners II, L.P., Merit Management Partners III, L.P., Merit Energy Partners D-III, L.P., Merit Energy E-III, L.P., and Merit Energy Partners F-III, L.P. (“Merit”) and W & T Offshore, Inc. have executed that certain Co-Development Agreement dated and effective August 31, 2007 which is attached hereto as Exhibit “B” and made a part hereof (“Co-Development Agreement”) covering the North-half of the North-half (N/2 N/2) of High Island Block 38, limited to those depths below the stratigraphic equivalent of 12,900’ SSTVD, and the South-half of the Southeast-quarter (S/2 SE/4) of Sabine Pass Block 18, limited to those depths below the stratigraphic equivalent of 12, 900’ SSTVD (“the Co-development Area”), and

        WHEREAS, under the terms of the Co-Development Agreement W&T and Merit have committed to the drilling of the Initial Exploratory Well, which is defined hereinafter in Article II.A.; and

        WHEREAS, W&T represents that it owns 100% of the rights in and to that certain Farmout Agreement dated effective August 31, 2007 by and between El Paso E&P Company, L.P and W&T Offshore, Inc., covering the South-half of the Southeast-quarter (S/2 SE/4) of Sabine Pass Block 18, limited to those depths below the stratigraphic equivalent of 12, 900’ SSTVD, which is attached hereto and made a part hereof as Exhibit “C” (“Farmout”); and

         WHEREAS, W&T and Ridgewood have executed that certain Offer to Participate effective November 9, 2007 by which Ridgewood may acquire a twenty-five percent of eight-eighths (25% of 8/8ths) interest in and to the Farmout and Co-Development Agreement;

        NOW AND THEREFORE, for and in consideration of the mutual promises hereinafter contained, W&T and Ridgewood agree as follows:

ARTICLE I

A.

Under the terms and conditions of the Co-Development Agreement, W&T represents that it owns a 77.60% of 8/8ths working interest in and to the Initial Exploratory Well and the Leasehold Rights within Co-Development Area; further, the Co-Development Agreement, among other things, provides that W&T has full power and authority to assign an interest to Ridgewood as to the rights and obligations thereunder.

B.

W&T represents that it owns 100% of the rights in and to that certain Farmout, which provides, among other things, that W&T has full power and authority to assign an undivided interest to Ridgewood as to the rights and obligations thereunder.

C.

W&T represents by, through and under its own acts that W&T’s interest in the Farmout is free and clear of all liens and encumbrances, less and except Lessor’s royalty, and the overriding royalty interest retained under the terms of the Farmout.

D.

Upon the execution of this Participation Agreement, W&T hereby assigns and conveys unto Ridgewood an undivided 85.22728% interest in and to the contractual rights of the Farmout (which is equivalent to a twenty-five percent of eight-eighths (25.00% of 8/8ths) interest in and to the Co-Development Area), which interest is expressly subject to the terms and conditions of the Co-development Agreement (hereinafter defined as the “Ridgewood Interest”).

E.	Upon the execution of this Participation Agreement, Ridgewood hereby ratifies, adopts and accepts all of the terms and conditions of the Farmout and the Co-Development Agreement.

F.

Within three (5) business days from the execution of this Participation Agreement, Ridgewood agrees to wire transfer $6,960,395.00 which represents an advance payment under the terms of the CDOA for its 33.33333% share of the Total AFE Drilling & Evaluation costs. Such payment should be wired to:

Account Name:	W & T Offshore, Inc.
Street Address:	Nine Greenway Plaza, Suite 300 Houston, TX 77046
Recipient Bank:	Amegy Bank
ABA Routing #	113-011-258
Account #	51581996

W & T’s Tax I.D. Number is 72-1121985. W&T shall have the sole option to terminate this Participation Agreement if such payment is not received timely.

ARTICLE II

A.

Ridgewood acknowledges that the Ridgewood Interest is subject to the Co-Development Agreement, which among other things, obligates Ridgewood to participate in all of the costs, risk and expenses associated with the drilling of the OCS-G 14878 Well No. 2 to a bottom hole location at 5,635.81’ FEL and 820’ FNL of High Island Block 38, to a depth of 15,994’ MD/15,130’ TVD, or to a depth sufficient to test the Cristellaria “R” sand (the “Objective Depth”), whichever is the lesser (such well hereinafter referred to as the “Initial Exploratory Well”). Further, as consideration for right to acquire an undivided twenty-five percent (25%) working interest in and to the Farmout and Co-Development Area, Ridgewood agrees to pay thirty-three and one-third percent of eight eighths (33 1/3% of 8/8ths) of all of the costs, risk and expenses in the drilling of the Initial Exploratory Well to “casing point” (as provided by the CDOA), or through plugging and abandonment, if applicable.

B.

The Initial Exploratory Well will be spud on or before December 31, 2007, and will be drilled and operated in accordance with the terms of that certain Co-development Operating Agreement as provided in the Co-development Agreement (hereinafter referred to as “CDOA”).

C.

The estimated cost, risk and expense of drilling the Initial Exploratory Well to the Objective Depth is set out in W&T’s AFE No. D07009, attached hereto as Exhibit “D” (hereinafter referred to as the “AFE”). Concurrent with the execution of this Agreement, Ridgewood agrees to execute the AFE.

D.

Subject to the terms of the Co-development Agreement and the CDOA, all actual costs associated with the drilling of the Initial Exploratory Well to casing point, or through plugging and abandonment, if applicable, shall be borne as follows:

Merit	22.40000% WI
W & T	44.26667% WI
Ridgewood	33.33333% WI

100.00000% WI

E.

At such time that the Initial Exploratory Well has reached casing point, or, if prior to reaching casing point, the cumulative costs associated with the drilling of the Initial Exploratory Well have exceeded 115% of the cost to drill and evaluate the Initial Exploratory Well (or plug and abandon, if applicable) set out on the AFE (the “DHC Cap”), Ridgewood’s disproportionate cost sharing will cease and as to all further costs associated with the Initial Exploratory Well, Ridgewood’s share of costs will be 25.00%. Ridgewood’s disproportionate cost spending is applicable to the Initial Exploratory Well, or any Substitute Well (as such term is defined in the Co-Development Agreement); thereafter, subsequent wells or operations conducted under the terms of Co-development Agreement will be borne as follows:

Merit	22.40000% WI
W & T	52.60000% WI
Ridgewood	25.00000% WI

100.00000% WI

F.

Upon the drilling and completion of the Initial Exploratory Well and satisfaction of the terms set forth in (i) this Participation Agreement, (ii) the Co-development Agreement and (iii) the Farmout, and within thirty (30) days from receipt of an assignment from El Paso pursuant to the Farmout, W&T shall deliver to Ridgewood an assignment of the Ridgewood Interest (as described hereinabove), without warranty other than by, through and under W&T but with full substitution and subrogation in and to all covenants and warranties of W&T’s predecessors in title, in a form acceptable to the MMS, of the operating rights interest in Lease OCS-G 04082 derived from the Ridgewood Interest. It is understood and agreed that assignment of operating rights interest to be conveyed to Ridgewood shall deliver a net revenue interest of seventy-five percent, proportionately reduced (which equates to a net revenue interest of 18.75% of 8/8ths to the 25% working interest) of the production recovered from operations conducted under the terms of the Co-development Agreement. Said Assignment of the Ridgewood Interest shall be made subject to the terms of (i) this Participation Agreement, (ii) the Co-development Agreement, (iii) the Farmout, and (iv) the CDOA. Notwithstanding anything to the contrary contained herein, if Ridgewood does not elect to set casing and complete the Initial Exploratory Well for production of oil and/or gas, it shall not be entitled to an assignment of the Ridgewood Interest as provided for herein and Ridgewood’s plugging and abandonment liability shall be limited solely to the Initial Exploratory Well.

ARTICLE III

A.

EXCEPT WITH RESPECT TO THE SPECIAL WARRANTY OF TITLE AS SET FORTH IN ARTICLE III (F), W&T HAS NOT MADE, AND W&T HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, BY COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO (i) THE TITLE OR CONDITION OF THE LEASES AND CONTRACTS DESCRIBED HEREIN, AND (ii) ANY INFORMATION (WHETHER WRITTEN OR ORAL) FURNISHED TO RIDGEWOOD BY OR ON BEHALF OF W&T (INCLUDING WITHOUT LIMITATION, IN RESPECT OF GEOLOGICAL, GEOPHYSICAL AND SEISMIC DATA, THE EXISTANCE OR EXTENT OF OIL, GAS OR OTHER MINERAL RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, Ridgewood irrevocably waives any and all claims it may have against W&T associated with same. This provision does not apply to any specific representations or warranties set forth herein.

B.

Except as otherwise expressly provided herein, the provisions of this Participation Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.

C.

Failure by W&T or Ridgewood to enforce any of the provisions of this Participation Agreement shall not effect a waiver of any violation thereof nor preclude enforcement of that or any other provisions hereof at that or any other time.

D.

This Participation Agreement, including all Exhibits attached hereto, constitutes the full and entire understanding and agreement between the Parties relating to the matters herein, and except as otherwise provided herein, supersedes any previous agreements or understandings, written or oral, in effect between the Parties relating hereto. In the event of any conflict between the Parties regarding the terms and conditions of this (i) Participation Agreement, (ii) the Co-development Area, (iii) the Farmout and/or (iv) the CDOA, the terms and conditions of this Participation Agreement shall prevail and control.

E.	For the purposes of notices pursuant to this Agreement:

Ridgewood Energy Corporation		W & T Offshore, Inc.
11700 Old Katy Road, Suite 280		Nine Greenway Plaza, Suite 300
Houston, Texas 77079		Houston, Texas 77046
Attention:	W. Greg Tabor	Attention:	Jeanette Wilkins
Phone:	281.293.8488	Phone:	713.624.7307
Fax:	281.293.7391	Fax:	713.624.7378
E-mail:	gtabor@ridgewoodenergy.com	E-mail:	jwilkins@wtoffshore.com

For the delivery of data recovered from operations conducted hereunder, Ridgewood’s Well Information Requirements are attached hereto as Exhibit “D” and made a part hereof.

F.

This Participation Agreement shall not be modified or amended except by mutual agreement of the Parties in writing, and no action or failure to act on the part of either Party hereto shall be construed as a modification or amendment to, or a waiver of, any of the provisions of this Participation Agreement.

G.

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to its conflicts of law provisions. Venue for any claim or causes of action brought under this Participation Agreement shall be in Harris County, Texas.

H.

This Agreement shall represent the full and final agreement between the Parties and shall supersede any prior agreement, whether written or oral, regarding the business transaction that is the subject hereof.

I.

This Participation Agreement is not intended to and shall not be construed to create any mining partnership, commercial partnership, any other partnership or an association for profit between or among the Parties.

J.

All notices, requests, demands, and other communications provided for or permitted hereunder shall be in writing (including telex and telecopy communications) and shall be sent by mail, telex, telecopier or hand delivered as provided in Exhibit “A”. Said notices, requests, demands and communications shall be effective upon delivery.

IN WITNESS WHEREOF, THIS PARTICIPATION AGREEMENT IS MADE EFFECTIVE AS OF THE EFFECTIVE DATE ABOVE WRITTEN.

Witness:	W & T OFFSHORE, INC.

By:

Jamie L. Vazquez
Vice-President

RIDGEWOOD ENERGY CORPORATION

By:

	Name:	W. Greg Tabor
	Its:	Executive Vice President

EXHIBIT “A”

Attached to and made a part of that certain Participation Agreement dated the ______ of November 2007, but effective November 9, 2007 by and between
W & T Offshore, Inc. and Ridgewood Energy Corporation

I.

THE LEASES SUBJECT TO THE CO-DEVELOPMENT AGREEMENT, insofar and only insofar as such Leases are located within the Co-Development Area as described in the Co-development Area, being the North-half of the North-half (N/2 N/2) of High Island Block 38, limited to those depths below the stratigraphic equivalent of 12,900’ SSTVD (representing a fixed 56% Co-Development Allocation Percentage); and the South-half of the Southeast-quarter (S/2 SE/4) of Sabine Pass Block 18, limited to those depths below the stratigraphic equivalent of 12, 900’ SSTVD (representing a fixed 44% Co-Development Allocation Percentage):

(1)     OCS-G 14878: Oil, Gas and Mineral Lease dated November 30, 1999 issued by the U. S. Department of Interior, as Lessor, to Nippon Oil Exploration U.S.A. Limited and The Louisiana Land and Exploration Company, as Lessees, covering all of Block 38, High Island Area, East Addition, as show on OCS Texas Leasing Map, TX7A, and (2) OCS-G 04082: Oil, Gas and Mineral Lease dated October 1, 1979 issued by the U. S. Department of Interior, as Lessor to Pogo Production Company and Tenneco Oil Company, as Lessees, covering that portion of Block 18 seaward of the Three Marine League Line measured from the historic shoreline described in the United States vs. Louisiana, No. 9 Original (394 U.X. 836), Sabine Pass Area, as shown on OCS Official Leasing Map, Texas Map No. 8.

EXHIBIT “B”

Attached to and made a part of that certain Participation Agreement dated the ______ of November 2007, but effective November 9, 2007 by and between
W & T Offshore, Inc. and Ridgewood Energy Corporation

EXHIBIT “C”

Attached to and made a part of that certain Participation Agreement dated the ______ of November 2007, but effective November 9, 2007 by and between
W & T Offshore, Inc. and Ridgewood Energy Corporation

EXHIBIT “D”

Attached to and made a part of that certain Participation Agreement dated the ______ of November 2007, but effective November 9, 2007 by and between
W & T Offshore, Inc. and Ridgewood Energy Corporation